As filed with the Securities and Exchange Commission on September 16, 1996

                                                        Registration No. 33-6877
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         -------------------------------
                        Post Effective Amendment No. 10
                                       to
                                    Form S-1
                                       on
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                         -------------------------------

                           UNIGENE LABORATORIES, INC.
             (Exact name of Registrant as specified in its charter)

                         -------------------------------

           Delaware                                         22-2328609
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                        Identification Number)

                         -------------------------------

                              110 Little Falls Road
                           Fairfield, New Jersey 07004
                                 (201) 882-0860
         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                        -------------------------------

                            Warren P. Levy, President
                           Unigene Laboratories, Inc.
                              110 Little Falls Road
                           Fairfield, New Jersey 07004
                                 (201) 882-0860
         (Name, address, including zip code, telephone number, including area code, of agent for service)

                         -------------------------------

                                    Copy to:
                              Jesse Margolin, Esq.
                       Becker Ross Stone DeStefano & Klein
                         317 Madison Avenue, Suite 1410
                             New York, NY 10017-5372

                         -------------------------------

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offer. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number on the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

Prospectus





                           UNIGENE LABORATORIES, INC.

                        7,982,177 Shares of Common Stock
                           (par value $.01 per share)


         7,982,177 shares of common stock, $.01 par value per share ("Common Stock") were offered under this Registration Statement, which were issuable upon the exercise of outstanding Redeemable Class B Common Stock Purchase Warrants ("Class B Warrants"). The registered holder of each Class B Warrant was entitled to purchase 1.4269 shares of Common Stock at $3.504 per share on or prior to September 10, 1996. The Class B Warrants expired on September 10, 1996. Accordingly, the Company is hereby removing from registration the said 7,982,177 shares of Common Stock.

                                                SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fairfield, New Jersey, on the 16th day of September, 1996.


                                                UNIGENE LABORATORIES, INC.


                                                By /s/ WARREN P. LEVY
                                                   Warren P. Levy, President


         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:


Signature                          Title                         Date
- ---------                          -----                         ----

/s/ WARREN P. LEVY      Director, President (principal       September 16, 1996
- ------------------      executive officer)
Warren P. Levy


/s/ RONALD S. LEVY      Director, Vice President             September 16, 1996
- ------------------
Ronald S. Levy


/s/ JAY LEVY            Chairman of the Board of Directors,  September 16, 1996
- ------------            Treasurer (principal financial and
Jay Levy                accounting officer)


*                       Director                             September 16, 1996
- ------------
Robert Ruark


*                       Director                             September 16, 1996
- ------------
George M. Weimer


*By /s/ RONALD S. LEVY
- ----------------------
    (Ronald S. Levy)
    Attorney-in-fact
    September 16, 1996